Exhibit 99.1

Personalis Reports Select Preliminary Fourth Quarter and Full Year 2025 Results and Recent Highlights

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Clinical test volume surged 41% in Q4 over Q3 to 6,183 tests; full year volume of 16,233 tests outperforms initial 2025 projections
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Strong cash position of approximately $240 million provides capital for commercial expansion
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Secured pivotal Medicare coverage for breast cancer surveillance, validating ultrasensitive MRD technology
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Preliminary Q4 revenue of $17 to $18 million; preliminary full year revenue of $69 to $70 million

FREMONT, Calif. – January 8, 2026 – Personalis, Inc. (Nasdaq: PSNL), a leader in advanced genomics for precision oncology, today reported certain unaudited preliminary financial and operational results for the fourth quarter and full year ended December 31, 2025.

Fourth Quarter Strategic and Operational Highlights

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Secured Milestone Medicare Coverage: Received Medicare coverage approval for the surveillance of cancer recurrence in breast cancer patients, a key catalyst for clinical revenue and market share growth in the MRD space.
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Published Landmark TRACERx Data: Announced the publication of one of the largest and most comprehensive non-small cell lung cancer (NSCLC) patient cohorts to date in the journal Cell, demonstrating the clinical importance of Personalis’ ultrasensitive MRD approach.
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Validation of ctDNA Dynamics: Published VHIO data in Clinical Cancer Research titled "Broad Utility of Ultrasensitive Analysis of ctDNA Dynamics across Solid Tumors Treated with Immunotherapy," further reinforcing the clinical validity of the NeXT Personal platform in a broad array of cancer types.

Preliminary Full Year 2025 Financial Results

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Total Revenue: Expected to be in the range of $69.0 to $70.0 million compared with $84.6 million for 2024.
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Clinical Momentum: Clinical test revenue reached approximately $2.0 million, more than doubling the $0.8 million reported in 2024.
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Volume Outperformance: Clinical test volume reached approximately 16,233 tests, a nearly 400% increase over the 3,285 tests delivered in 2024. This performance exceeded the company’s internal growth targets by more than 20% and signals a significant shift in market adoption for ultrasensitive MRD testing.
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Core Revenue Streams: Pharma tests, services, and all other customers contributed approximately $49.0 million to $50.0 million. Revenue from enterprise sales (Natera) and population sequencing (the U.S. Department of Veterans Affairs Million Veterans Program (VA MVP)) totaled approximately $18.0 million.

Preliminary Fourth Quarter 2025 Financial Results

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Quarterly Revenue: Expected to be in the range of $17.0 million to $18.0 million.

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Accelerating Volume: Delivered 6,183 clinical tests in the fourth quarter, representing a 41% sequential increase over the third quarter of 2025.
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Clinical Revenue: Preliminary clinical test revenue of approximately $0.9 million, compared with $0.2 million in the prior year period.
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Core Revenue Streams: Pharma tests, services, and all other customers contributed approximately $11.6 million to $12.6 million. Revenue from enterprise sales (Natera) and population sequencing (the VA MVP) totaled approximately $4.5 million.
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Strong Liquidity: Ended the year with approximately $240.0 million in cash, cash equivalents, and short-term investments. This includes approximately $109.0 million in net proceeds from the company’s At-The-Market (ATM) sales program, executed at a weighted-average price of $8.43 per share.

CEO Commentary

“Personalis championed a defining year in 2025 demonstrating that our Win-in-MRD strategy is working,” said Chris Hall, Chief Executive Officer and President. “While we entered the year with an ambitious goal to grow clinical volumes by 30% to 40% sequentially through the year, we ultimately surpassed those targets with nearly 400% clinical volume growth over last year. This exponential growth, culminating in over 16,000 tests, proves that oncologists are increasingly demanding the ultrasensitivity that NeXT Personal has pioneered.”

Hall continued: “Securing Medicare coverage for breast cancer surveillance in the fourth quarter was a pivotal milestone that transforms our commercial trajectory. With a fortified balance sheet of ~$240 million of cash, we enter 2026 with the capital and the clinical evidence required to expand our sales footprint, secure reimbursement coverage for additional indications, and continue to execute on our Win-in-MRD strategy.”

The above preliminary unaudited financial results are preliminary and subject to Personalis’ normal quarter and year-end accounting procedures and external audit by the company's independent registered public accounting firm. In addition, these preliminary unaudited results are not a comprehensive statement of the company’s financial results for the year ended December 31, 2025, should not be viewed as a substitute for full, audited financial statements prepared in accordance with generally accepted accounting principles, and are not necessarily indicative of the company’s results for any future period.

About Personalis, Inc.

At Personalis, we are transforming the active management of cancer through breakthrough personalized testing. We aim to drive a new paradigm for cancer management, guiding care throughout the patient journey. Our highly sensitive assays combine tumor-and-normal profiling with proprietary algorithms to deliver advanced insights even as cancer evolves over time. Our products are designed to detect minimal residual disease (MRD) and recurrence at the earliest timepoints, enable the selection of targeted therapies based on ultra-comprehensive genomic profiling, and enhance biomarker strategy for drug development. Personalis is based in Fremont, California. To learn more, visit www.personalis.com and connect with us on LinkedIn and X (Twitter).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “anticipate,” “estimate,” “expect,” “if,” “may,” “future,” “will” or similar expressions. These statements include statements relating to: Personalis’ fourth quarter and full year 2025 preliminary revenue, clinical test volume, and cash position as of December 31, 2025, the sufficiency of Personalis’ capital to support commercial expansion, the growth in clinical test volume in 2025 being indicative of increased demand from oncologists for NeXT

Personal in the future and further growth of orders for NeXT Personal, receipt of Medicare coverage for breast cancer surveillance acting as a key catalyst for continued clinical revenue and market share growth in the MRD space, and the clinical relevance of the NeXT Personal test and the potential impact or expected benefits of the TRACERx and VHIO studies. Such forward-looking statements involve known and unknown risks and uncertainties and other factors that may cause actual results to differ materially from any anticipated results or expectations expressed or implied by such statements, including the risks, uncertainties and other factors that relate to the timing and pace of new orders from customers, including from ModernaTX, Inc., Merck Sharp & Dohme LLC and other biopharma customers, and VA MVP; the success of Personalis’ clinical sales team’s and Tempus AI, Inc.’s sales and marketing efforts; the timing of tissue, blood, and other specimen sample receipts from customers, which can materially impact revenue quarter-over-quarter and year-over-year; Personalis’ ability to demonstrate attributes, advantages or clinical validity of the NeXT platform, including the NeXT Personal MRD assay remaining unique in its ability to detect traces of cancer in the ultrasensitive range; future clinical data differing from the clinical data previously presented or expected results; the rate of adoption and use of the NeXT platform, including maintaining the accelerated adoption rates experienced in 2025; Personalis’ ability to obtain Medicare coverage and reimbursement in additional indications and the timing thereof; the impact of competition and macroeconomic factors on Personalis’ business; the partnering and/or collaboration arrangements that Personalis has entered into or may enter into in the future may not be successful, or may terminate, which could adversely impact Personalis’ business or affect its ability to develop and commercialize its services and products; having a limited number of suppliers; customer concentration; and Personalis may opportunistically raise additional capital through equity offerings, debt financings, collaborations, or licensing arrangements. These and other potential risks and uncertainties that could cause actual results to differ materially from the results predicted in these forward-looking statements are described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Personalis’ Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (SEC) on February 27, 2025, as updated by Personalis’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 4, 2025. All information provided in this release is as of the date of this press release, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. Personalis undertakes no duty to update this information unless required by law.

Contacts:

Investor Relations:

Caroline Corner

investors@personalis.com

646-277-1279

Media:

pr@personalis.com